UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 20, 2020

Celexus, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4695 Chabot Drive, Suite 200

Pleasanton, CA 94588

(Address of principal executive offices)

Phone: (702) 747-7305

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.02 Termination of a Material Definitive Agreement.

On February 19, 2020, Celexus, Inc., a Nevada Company (the “Company”) and Hempwave, Inc. a company wholly-owned by our President, Lisa Averbuch, entered into an Exchange Agreement (“Exchange Agreement”); wherein the Company agreed to acquire 100% of Hempave, Inc. for $13,000,000 in shares of the Company.

On December 30, 2019, the Company and Hempwave announced their intentions to replace the Exchange Agreement with Hempwave and restructure that Exchange Agreement into a stock purchase of the Company’s controlling shares from our President, Ms. Averbuch and set the record date of the completion of the stock purchase (“Stock Purchase Agreement”) to an estimated date of May 31, 2020 or sooner.

On May 20, 2020, the Company and Hempwave, Inc., due to economic conditions and material changes to the Company, the Company and Hempwave, have decided to terminate the discussions in regard to the Stock Purchase Agreement by and between the Companies.

Item 9.01 - Financial Statements And Exhibits

(d) Exhibits

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celexus, Inc.

Date: May 26, 2020

By:/s/ Lisa Averbuch

Lisa Averbuch

President & CEO

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